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                                                                    EXHIBIT 99.2

                                     [LETTERHEAD]

FOR IMMEDIATE RELEASE:                                CONTACT: JEFFREY W. DUDLEY
                                                         CHIEF FINANCIAL OFFICER
                                                        PHONE:    (916) 568-2310
                                                        FAX:      (916) 568-1240

                       JAVA HIRES FREDERICKS SHIELDS & COMPANY

     SACRAMENTO, CALIFORNIA, MAY 1, 1998--JAVA CENTRALE, INC. (NASDAQ: JAVC) The Board of Directors of Java Centrale, Inc. announced today that the company has engaged the firm of Fredericks Shields & Company of San Diego, California to assist management in its review of the company's strategic direction.

     In its ongoing efforts to increase shareholder value, the company is conducting a comprehensive review of its options. Among the alternatives being reviewed are, public or private financing, the merger or acquisition of companies inside or outside of the food and beverage industry and the possible sale or merger of the company's wholly-owned operating subsidiary, Paradise Bakery, Inc.

     The company recently announced a change of the company's domicile from California to Delaware and the change of the company's name from Java Centrale, Inc. to Paradise Holdings, Inc., which is expected to take effect on May 11, 1998.

     In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that this news release contains certain forward-looking statements made by or on behalf of the Company, and that such forward-looking statements involve risks and uncertainties; and, as such, could affect actual results and could cause results to differ materially from those expressed in such forward-looking statements.

     "Forward-looking statements," are defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, all statements other than statements of historical facts included in this press release regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations are forward-looking statements. These forward-looking statements are based on beliefs of the Company's management, as well as assumptions made by the information currently available to the Company's management.

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